          As filed with the Securities and Exchange Commission on April 14, 2004

                                             Registration No. 333-______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1993


                              HANOVER DIRECT, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                      13-08553260

(State or Other Jurisdiction of                       (I.R.S. Employer
Incorporation or Organization)                     Identification Number)

                           115 River Road, Building 10
                           Edgewater, New Jersey 07020

                           ---------------------------
               (Address of Principal Executive Offices) (Zip Code)

                   Stock Option Agreement with Thomas C. Shull
                           ---------------------------
                            (Full Title of the Plan)

                               Sarah Hewitt, Esq.
                  Brown Raysman Millstein Felder & Steiner LLP
                                900 Third Avenue
                            New York, New York 10022
                           ---------------------------
                     (Name and Address of Agent For Service)

                                 (212) 895-2000
                                    ---------
           Telephone Number, Including Area Code, of Agent for Service

                                        CALCULATION OF REGISTRATION FEE

Title of Securities to    Amount to be     Proposed Maximum Offering         Proposed Maximum            Amount of
be Registered             Registered          Price Per Share(1)           Aggregate Offering Price    Registration Fee
Common Stock, $.66 2/3      2,700,000              $0.25 (1)                        $675,000                  $86
par value



(1) Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 and based upon the exercise price of the options issuable pursuant to the Stock Option Agreement with Thomas C. Shull.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in Part I of Form S-8 will be given to all persons who receive shares of Common Stock of the Company that are registered on this Registration Statement. Such information is not being filed with or included in this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by Hanover Direct, Inc. (the "Company") are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2003.

      (b) The Company's Current Reports on Form 8-K that have been filed with the Securities and Exchange Commission since December 27, 2003

      (c) The description of the Company's common stock, par value $0.662/3 per share, contained in its Registration Statement on Form 8-B filed with the Securities and Exchange Commission on June 14, 1993 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and any amendments and reports filed for the purpose of updating that description.

      In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITITES

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Certain legal matters in connection with the share of Common Stock offered hereby have been passed upon for the Company by Brown Raysman Millstein Felder & Steiner LLP, counsel to the Company. Sarah Hewitt, a partner in Brown Raysman Millstein Felder & Steiner LLP, is an Assistant Secretary of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law provides that the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgements, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, Section 145 of the Delaware General Corporation Law provides that the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgement in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Article Fifth of the Restated Certificate of Incorporation of the Company and Article IV of the By-Laws of the Company each provide that, except as prohibited by the Delaware General Corporation Law, every director and officer of the Company shall be entitled as a matter of right to be indemnified by the Company against reasonable expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Company or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of the Company or another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "action"); provided, however, that no such right of indemnification shall exist with respect to an action brought by a director or officer against the Company other than in a suit for indemnification as provided in the Restated Certificate of Incorporation and By-Laws of the Company. Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the Company prior to final disposition of such action, subject to such conditions as may be prescribed by law. As used in Article Fifth of the Restated Certificate of Incorporation and Article IV of the By-Laws of the Company, the term "expenses" includes, among other things, fees and expenses of counsel selected by such person, and the term "liability" includes the amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

      Section 102(b)(7) of the Delaware General Corporation Law provides that the Company may eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derived an improper personal benefit.

      Article Fifth of the Restated Certificate of Incorporation of the Company eliminates the liability of a director of the Company for monetary damages for breach of fiduciary duty as a director to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

      The Company's employment agreement with its President provides that, if he is threatened with or made a party to, or called as a witness or deposed or subpoenaed in, any action, suit or other legal, administrative or governmental proceeding or other legal process by reason of his affiliation with the Company or any of its affiliates, the Company shall indemnify him and hold him harmless to the maximum extent allowed by the Company's certificate of incorporation and bylaws against all liabilities, obligations, losses, damages, penalties, actions judgments, suits, claims, disbursements and expenses reasonably incurred by him (collectively, "losses"), to the extent the same are not paid under the Company's directors' and officers' liability insurance; provided, however, that he shall not be entitled to indemnification to the extent any such losses result from his gross negligence, willful misconduct or criminal conviction as determined by a court of competent jurisdiction.

      The Company also maintains directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

Exhibit
  No.                   Description
  ---                   -----------

4.1 Stock Option Agreement made as of December 5, 2000 by the Company in favor of Thomas C. Shull. (Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002.)

4.2 Amendment No. 1 dated as of September 1, 2002 to Stock Option Agreement between the Company and Thomas C. Shull. (Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002.)

4.3 Employment Agreement dated as of September 1, 2002 between Thomas C. Shull and the Company. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2002.)

4.4 Amendment No. 3 to Employment Agreement effective as of August 3, 2003 between Thomas C. Shull and the Company. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2003.)

5                 Opinion of Brown Raysman Millstein Felder & Steiner LLP

23.1              Consent of KPMG LLP.

23.2 Consent of Brown Raysman Millstein Felder & Steiner LLP (included in Exhibit 5)

24                Power of Attorney (included in signature page)

ITEM 9. UNDERTAKINGS

            (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in this Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Edgewater, State of New Jersey on the 13th day of April, 2004.

                                  HANOVER DIRECT, INC.

                                  By:    /s/ Thomas C. Shull
                                         -------------------
                                  Name:  Thomas C. Shull

                                  Title: Chairman of the Board, President and
                                         Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Charles E. Blue and Michael D. Contino, or either of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 13th day of April, 2004.

SIGNATURE                                TITLE
---------                                -----
/s/ Thomas C. Shull                      Chairman of the Board, President, Chief
-----------------------------------      Executive Officer and Director (principal
Thomas C. Shull                          executive officer)

/s/ Charles E. Blue                      Senior Vice President and Chief Financial
-----------------------------------      Officer (principal financial officer)
Charles E. Blue

/s/ William C. Kingsford                 Senior Vice President of Treasury and Control
-----------------------------------      (principal accounting officer)
William C. Kingsford

SIGNATURE                                TITLE
---------                                -----
/s/ Basil P. Regan                       Director
-----------------------------------
Basil P. Regan

/s/ Robert H. Masson                     Director
-----------------------------------
Robert H. Masson

/s/ William Wachtel                      Director
-----------------------------------
William Wachtel

/s/ A. David Brown                       Director
-----------------------------------
A. David Brown

/s/ Donald Hecht                         Director
-----------------------------------
Donald Hecht

/s/ Stuart Feldman                       Director
-----------------------------------
Stuart Feldman

/s/ Wayne P. Garten                      Director
-----------------------------------
Wayne P. Garten

                                         Director
-----------------------------------
Paul S. Goodman

                                INDEX TO EXHIBITS

Exhibit
  No.             Description

4.1 Stock Option Agreement made as of December 5, 2000 by the Company in favor of Thomas C. Shull. (Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002.)

4.2 Amendment No. 1 dated as of September 1, 2002 to Stock Option Agreement between the Company and Thomas C. Shull. (Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002.)

4.3 Employment Agreement dated as of September 1, 2002 between Thomas C. Shull and the Company. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2002.)

4.4 Amendment No. 3 to Employment Agreement effective as of August 3, 2003 between Thomas C. Shull and the Company. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2003.)

5                 Opinion of Brown Raysman Millstein Felder & Steiner LLP

23.1              Consent of KPMG LLP

23.2 Consent of Brown Raysman Millstein Felder & Steiner LLP (included in Exhibit 5)

24                Power of Attorney (included in signature page)